EXHIBIT 10.2
Amendment to Executive Change of Control Agreement

WHEREAS, Ellen Johnson (the “Executive”) and The Interpublic Group of Companies, Inc. (“Interpublic,” Interpublic and its subsidiaries being referred to herein as the “Company”) are parties to an Executive Change of Control Agreement dated as of May 27, 2010, as amended (the “Agreement”);

WHEREAS, Section 5.1 of the Agreement states that the Agreement will expire as of September 30, 2022;

WHEREAS, the Executive and the Company wish to extend the Agreement and make an administrative update; and

NOW, THEREFORE, the Agreement is hereby amended, effective immediately, as follows:

1.Incorporation by Reference. All provisions of the Agreement are hereby incorporated herein by reference and shall remain in full force and effect except to the extent that such provisions are expressly modified by the provisions of this Amendment. Words and phrases used in this Amendment shall have the meaning set forth in the Agreement unless the context clearly indicates that a different meaning is intended.

2.Extension. Section 5.1(a)(i) of the Agreement is amended by replacing “September 30, 2022” with “October 31, 2025”.

3.Notices. Section 5.9 of the Agreement is amended by replacing “, 1114 Avenue of the Americas, New York, New York 10036, Attention:” with “at the then current address for Interpublic headquarters with Attention to the”.

IN WITNESS WHEREOF, Interpublic, by its duly authorized officer, and Executive have caused this Amendment to the Agreement to be executed.

The Interpublic Group of Companies, Inc.	Executive
By: /s/ Andrew Bonzani	By: /s/ Ellen Johnson
Andrew Bonzani	Ellen Johnson
EVP, General Counsel
Date: October 26, 2022	Date: October 26, 2022